UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

SunEdison, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13736 Riverport Dr.

Maryland Heights, Missouri 63043

(Address of principal executive offices) (Zip Code)

(314) 770-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Peter Blackmore from the SunEdison, Inc. Board of Directors

On November 20, 2015, Peter Blackmore, a member of the Board of Directors (the “Board”) of SunEdison, Inc. (the “Company”), notified the Board of his decision to resign as director of the Company effective immediately. Mr. Blackmore has been a member of the Board since 2006 and was a member of Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee. Mr. Blackmore’s resignation was not due to any disagreement with the Company.

Effective November 20, 2015, Mr. Blackmore has been designated by SunEdison Holdings Corporation, a wholly owned subsidiary of the Company, to serve as a member of the board of directors of TerraForm Power, Inc., a controlled affiliate of the Company (“TERP”), and as a member of the board of directors of TerraForm Global, Inc., a controlled affiliate of the Company (“GLBL”).

Departure of Carlos Domenech Zornoza, Executive Vice President of SunEdison, Inc.

Effective November 20, 2015, Carlos Domenech Zornoza, Executive Vice President of the Company and President and Chief Executive Officer of TERP and Chief Executive Officer of GLBL, was removed from his respective officer roles at TERP and GLBL by the respective boards of directors of such companies and was terminated by the Company.

Item 7.01	Regulation FD Disclosure.

On November 23, 2015, the Company issued a press release announcing these changes to the Board and the appointment of Emmanuel Hernandez as Executive Chairman, as described under Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01	Other Events.

On November 20, 2015, Emmanuel Hernandez, who is currently the Chairman of the Board, was appointed as Executive Chairman of the Board effective immediately. As Executive Chairman, Mr. Hernandez will serve in an advisory role to the Chief Executive Officer and the management team and will continue to perform the duties of lead independent director. He will not have the authority of an executive officer and will not be an employee of the Company.

Mr. Hernandez has served as Chairman of the Board of the Company since January 2013 and as a member of the Company’s Board since 2009. From April 2005 to November 2008, he served as the Chief Financial Officer of SunPower Corporation. Mr. Hernandez retired as Chief Financial Officer of SunPower Corporation in November 2008, but continued in a transition role at SunPower Corporation until January 2009. Prior to April 2005, he served for more than 11 years as the Executive Vice President of Finance and Administration and Chief Financial Officer for Cypress, having joined that company in 1993 as its Corporate Controller. Prior to that, Mr. Hernandez held various financial positions with National Semiconductor Corporation from 1976 through 1993. He currently serves on the Board of Directors of ON Semiconductor Corp., a manufacturer and marketer of semiconductor components for electric systems and Aruba Networks, Inc., a provider of enterprise mobility solutions.

Mr. Hernandez brings to the Company extensive financial management experience and financial expertise, having served as both controller and chief financial officer of several companies in the high-tech industry. He also brings to the Company extensive expertise in executive management and provides significant contributions to the Board in finance and business development.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “anticipate,” “believe,” “intend,” “plan,” “predict,” “outlook,” “objective,” “forecast,” “target,” “continue,” “will,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond the Company’s control and are described in the Company’s Form 10-K for the fiscal year ended December 31, 2014, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. Forward-looking statements provide the Company’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made, but the Company can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. The Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Item

99.1	Press Release issued November 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2015

SUNEDISON, INC.

By:	/s/ Martin H. Truong
Name: Martin H. Truong
Title: Senior Vice President, General
Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Item

99.1	Press Release issued November 23, 2015